Exhibit 99.1

PRESS RELEASE

CONTACT: Brian L. Cantrell Alliance Holdings GP, L.P. 1717 South Boulder Avenue, Suite 400 Tulsa, Oklahoma 74119 (918) 295-7673

FOR IMMEDIATE RELEASE

ALLIANCE HOLDINGS GP, L.P.

Increases Quarterly Distribution by 2.5% to $0.915 Per Unit; Reports Increased Quarterly and Record Annual Financial Results As 2014 Net Income Rises 21.6%

TULSA, OKLAHOMA, January 28, 2015 — Alliance Holdings GP, L.P. (NASDAQ: AHGP) today announced that the Board of Directors of its general partner declared a quarterly cash distribution for the quarter ended December 31, 2014 (the “2014 Quarter”) of $0.915 per unit, or an annualized rate of $3.66 per unit.  The declared distribution will be paid on February 19, 2015 to AHGP’s unitholders of record as of the close of trading on February 12, 2015.

The announced quarterly cash distribution represents a 10.6% increase over the $0.8275 per unit distribution (an annualized rate of $3.31 per unit) for the quarter ended December 31, 2013 (the “2013 Quarter”) and an increase of 2.5% over the third quarter 2014 distribution of $0.8925 per unit (an annualized rate of $3.57 per unit).

The declared distribution is based on the distribution AHGP will receive from its ownership interests in Alliance Resource Partners, L.P. (NASDAQ: ARLP).  ARLP today announced a quarterly distribution for the 2014 Quarter of $0.65 per unit, or $2.60 per unit on an annualized basis, payable on February 13, 2015 to all unitholders of record as of the close of trading on February 6, 2015.  (See ARLP Press Release dated January 28, 2015.)

AHGP also reported net income for the 2014 Quarter of $71.0 million, or $1.19 per basic and diluted limited partner unit, an increase of 21.0% compared to net income for the 2013 Quarter of $58.7 million, or $0.98 per basic and diluted limited partner unit. For the year ended December 31, 2014, AHGP’s net income increased 21.6% to a record $284.4 million, or $4.75 per basic and diluted limited partner unit, compared to net income for the year ended December 31, 2013 of $233.9 million, or $3.91 per basic and diluted limited partner unit. (For a discussion of net income presentation, please see the end of this release.)

AHGP currently has no other operating activities apart from those conducted by the operating subsidiaries of ARLP and reports its financial results on a consolidated basis with the financial results of ARLP. AHGP’s principal sources of cash flow are its ownership of general partner interests, limited partner interests and incentive distribution rights in ARLP. Based on ARLP’s current declared distribution, AHGP expects to receive quarterly cash distributions from ARLP of $55.7 million, or $222.8 million on an annualized basis. AHGP’s primary cash requirements are for working capital, distributions to its unitholders and general and administrative expenses, including for 2015 an estimated $3.6 million in general and administrative expenses.

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AHGP and ARLP will discuss their 2014 Quarter financial results during a joint conference call scheduled for today at 10:00 a.m. Eastern.  To participate in the conference call, dial (800) 295-4740 and provide pass code 28724896.  International callers should dial (617) 614-3925 and provide the same pass code.  Investors may also listen to the call via the “investor information” section of ARLP’s website at http://www.arlp.com or AHGP’s website at http://www.ahgp.com.

An audio replay of the conference call will be available for approximately one week.  To access the audio replay, dial (888) 286-8010 and provide pass code 73393790.  International callers should dial (617) 801-6888 and provide the same pass code.

This announcement is intended to be a qualified notice under Treasury Regulation Section 1.1446-4(b), with 100% of the partnership’s distributions to foreign investors attributable to income that is effectively connected with a United States trade or business.  Accordingly, AHGP’s distributions to foreign investors are subject to federal income tax withholding at the highest applicable tax rate.

About Alliance Holdings GP, L.P.

AHGP is a limited partnership formed to own and control Alliance Resource Management GP, LLC, the managing general partner of Alliance Resource Partners, L.P. (NASDAQ: ARLP), through which it holds a 1.98% general partner interest and the incentive distribution rights in ARLP.  In addition, AHGP owns 31,088,338 common units of ARLP.

News, unit prices and additional information about AHGP including filings with the Securities and Exchange Commission, are available at http://www.ahgp.com.  For more information, contact the investor relations department of Alliance Holdings GP, L.P. at (918) 295-1415 or via e-mail at investorrelations@ahgp.com.

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The statements and projections used throughout this release are based on current expectations.  These statements and projections are forward-looking, and actual results may differ materially.  These projections do not include the potential impact of any mergers, acquisitions or other business combinations that may occur after the date of this release.  At the end of this release, we have included more information regarding business risks that could affect our results.

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FORWARD-LOOKING STATEMENTS:  With the exception of historical matters, any matters discussed in this press release are forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially from projected results.  These risks, uncertainties and contingencies include, but are not limited to, the following: changes in competition in coal markets and the ARLP Partnership’s ability to respond to such changes; changes in coal prices, which could affect the ARLP Partnership’s operating results and cash flows; risks associated with the ARLP Partnership’s expansion of its operations and properties; legislation, regulations, and court decisions and interpretations thereof, including those relating to the environment, mining, miner health and safety and health care; deregulation of the electric utility industry or the effects of any adverse change in the coal industry, electric utility industry, or general economic conditions; dependence on significant customer contracts, including renewing customer contracts upon expiration of existing contracts; changing global economic conditions or in industries in which the ARLP Partnership’s customers operate; liquidity constraints, including those resulting from any future unavailability of financing; customer bankruptcies, cancellations or breaches to existing contracts, or other failures to perform; customer delays, failure to take coal under contracts or defaults in making payments; adjustments made in price, volume or terms to existing coal supply agreements; fluctuations in coal demand, prices and availability; the ARLP Partnership’s productivity levels and margins earned on its coal sales; changes in raw material costs; changes in the availability of skilled labor; the ARLP Partnership’s ability to maintain satisfactory relations with its employees; increases in labor costs, adverse changes in work rules, or cash payments or projections associated with post-mine reclamation and workers’ compensation claims; increases in transportation costs and risk of transportation delays or interruptions; operational interruptions due to geologic, permitting, labor, weather-related or other factors; risks associated with major mine-related accidents, such as mine fires, or interruptions; results of litigation, including claims not yet asserted; difficulty maintaining the ARLP Partnership’s surety bonds for mine reclamation as well as workers’ compensation and black lung benefits; difficulty in making accurate assumptions and projections regarding pension, black lung benefits and other post-retirement benefit liabilities; the coal industry’s share of electricity generation, including as a result of environmental concerns related to coal mining and combustion and the cost and perceived benefits of other sources of electricity, such as natural gas, nuclear energy and renewable fuels; uncertainties in estimating and replacing the ARLP Partnership’s coal reserves; a loss or reduction of benefits from certain tax deductions and credits; difficulty obtaining commercial property insurance, and risks associated with the ARLP Partnership’s participation (excluding any applicable deductible) in the commercial insurance property program; and difficulty in making accurate assumptions and projections regarding future revenues and costs associated with equity investments in companies we do not control.

Additional information concerning these and other factors can be found in AHGP’s public periodic filings with the Securities and Exchange Commission (“SEC”), including AHGP’s Annual Report on Form 10-K for the year ended December 31, 2013, filed on February 28, 2014 with the SEC.  Except as required by applicable securities laws, AHGP does not intend to update its forward-looking statements.

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ALLIANCE HOLDINGS GP, L.P. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF INCOME AND OPERATING DATA

(In thousands, except unit and per unit data)

(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2014	2013	2014	2013

SALES AND OPERATING REVENUES:
Coal sales	$559,518	$542,919	$2,208,611	$2,137,449
Transportation revenues	8,205	9,183	26,021	32,642
Other sales and operating revenues	22,973	14,513	65,692	35,108
Total revenues	590,696	566,615	2,300,324	2,205,199

EXPENSES:
Operating expenses (excluding depreciation, depletion and amortization)	359,055	356,706	1,383,360	1,398,763
Transportation expenses	8,205	9,183	26,021	32,642
Outside coal purchases	7	2	14	2,030
General and administrative	19,347	17,275	76,699	65,231
Depreciation, depletion and amortization	71,027	66,223	274,566	264,911
Total operating expenses	457,641	449,389	1,760,660	1,763,577

INCOME FROM OPERATIONS	133,055	117,226	539,664	441,622
Interest expense, net	(8,189)	(8,040)	(33,584)	(27,044)
Interest income	433	398	1,671	963
Equity in loss of affiliates, net	(3,102)	(8,885)	(16,648)	(24,441)
Other income	388	892	1,566	1,891
INCOME BEFORE INCOME TAXES	122,585	101,591	492,669	392,991
INCOME TAX EXPENSE	—	2,704	—	1,397
NET INCOME	122,585	98,887	492,669	391,594
LESS: NET INCOME ATTRIBUTABLE TO NONCONTROLLING INTERESTS	(51,577)	(40,204)	(208,318)	(157,721)
NET INCOME ATTRIBUTABLE TO ALLIANCE HOLDINGS GP, L.P. (“NET INCOME OF AHGP”)	$71,008	$58,683	$284,351	$233,873

BASIC AND DILUTED NET INCOME OF AHGP PER LIMITED PARTNER UNIT	$1.19	$0.98	$4.75	$3.91
DISTRIBUTIONS PAID PER LIMITED PARTNER UNIT	$0.8925	$0.8075	$3.4375	$3.095

WEIGHTED AVERAGE NUMBER OF UNITS OUTSTANDING - BASIC AND DILUTED	59,863,000	59,863,000	59,863,000	59,863,000

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ALLIANCE HOLDINGS GP, L.P. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except unit data)

(Unaudited)

	December 31,
	2014	2013
ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$28,274	$98,375
Trade receivables	184,187	153,662
Other receivables	1,025	776
Due from affiliates	7,107	1,889
Inventories	83,155	44,214
Advance royalties	9,416	11,454
Prepaid expenses and other assets	31,362	16,264
Total current assets	344,526	326,634

PROPERTY, PLANT AND EQUIPMENT:
Property, plant and equipment, at cost	2,815,620	2,645,872
Less accumulated depreciation, depletion and amortization	(1,150,414)	(1,031,493)
Total property, plant and equipment, net	1,665,206	1,614,379

OTHER ASSETS:
Advance royalties	15,895	18,813
Due from affiliate	11,047	11,560
Equity investments in affiliates	224,611	130,410
Other long-term assets	27,470	24,883
Total other assets	279,023	185,666
TOTAL ASSETS	$2,288,755	$2,126,679

LIABILITIES AND PARTNERS’ CAPITAL

CURRENT LIABILITIES:
Accounts payable	$86,277	$79,772
Due to affiliates	370	290
Accrued taxes other than income taxes	19,461	19,086
Accrued payroll and related expenses	57,656	47,105
Accrued interest	318	996
Workers’ compensation and pneumoconiosis benefits	8,868	9,065
Current capital lease obligations	1,305	1,288
Other current liabilities	17,109	18,625
Current maturities, long-term debt	230,000	36,750
Total current liabilities	421,364	212,977

LONG-TERM LIABILITIES:
Long-term debt, excluding current maturities	591,250	831,250
Pneumoconiosis benefits	55,278	48,455
Accrued pension benefit	40,105	18,182
Workers’ compensation	49,797	54,949
Asset retirement obligations	91,085	80,807
Long-term capital lease obligations	15,624	17,135
Other liabilities	5,978	7,331
Total long-term liabilities	849,117	1,058,109
Total liabilities	1,270,481	1,271,086

COMMITMENTS AND CONTINGENCIES

PARTNERS’ CAPITAL:
Alliance Holdings GP, L.P. (“AHGP”) Partners’ Capital:
Limited Partners — Common Unitholders 59,863,000 units outstanding	580,234	500,070
Accumulated other comprehensive loss	(15,456)	(4,198)
Total AHGP Partners’ Capital	564,778	495,872
Noncontrolling interests	453,496	359,721
Total Partners’ Capital	1,018,274	855,593
TOTAL LIABILITIES AND PARTNERS’ CAPITAL	$2,288,755	$2,126,679

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ALLIANCE HOLDINGS GP, L.P. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	Year Ended
	December 31,
	2014	2013

CASH FLOWS PROVIDED BY OPERATING ACTIVITIES	$734,830	$702,919

CASH FLOWS FROM INVESTING ACTIVITIES:
Property, plant and equipment:
Capital expenditures	(307,387)	(329,151)
Changes in accounts payable and accrued liabilities	(2,270)	(3,048)
Proceeds from sale of property, plant and equipment	381	1,520
Proceeds from insurance settlement for property, plant and equipment	4,512	—
Purchases of equity investments in affiliates	(111,376)	(62,500)
Payments to affiliate for acquisition and development of coal reserves	(4,082)	(25,272)
Payment for acquisition of customer contracts	(11,687)	—
Advances/loans to affiliate	—	(7,500)
Other	(9,313)	—
Net cash used in investing activities	(441,222)	(425,951)

CASH FLOWS FROM FINANCING ACTIVITIES:
Borrowings under securitization facility	100,000	—
Payments under term loan	(18,750)	—
Borrowings under revolving credit facilities	341,800	386,000
Payments under revolving credit facilities	(451,800)	(291,000)
Payments on long-term debt	(18,000)	(18,000)
Payments on capital lease obligations	(1,494)	(1,190)
Payment of debt issuance costs	(263)	—
Contributions to consolidated company from affiliate noncontrolling interest	481	—
Contribution by limited partner - affiliate	1,500	2,200
Net settlement of employee withholding taxes on vesting of ARLP Long-Term Incentive Plan	(2,991)	(3,015)
Distributions paid by consolidated partnership to noncontrolling interests	(108,413)	(99,423)
Distributions paid to Partners	(205,779)	(185,276)
Net cash used in financing activities	(363,709)	(209,704)

NET CHANGE IN CASH AND CASH EQUIVALENTS	(70,101)	67,264

CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	98,375	31,111

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$28,274	$98,375

Presentation of Net Income

Consolidated net income includes earnings attributable to both AHGP and noncontrolling interests.  Unless otherwise noted, any reference to net income in this release represents net income attributable to AHGP.

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